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                                                                    EXHIBIT 10.4

                            STOCKHOLDERS AGREEMENT

          This Stockholders Agreement, dated as of August 24, 1999 (this "Agreement"), is by and among U.S. Audiotex Corporation, a Delaware corporation (the "Company"), and U.S. Audiotex, Inc. ("Audiotex") and Imperial Bank ("Imperial" and together with Audiotex, the "Holders").

          Whereas, the Holders own, on the date hereof, the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company set forth opposite their respective names on Exhibit A hereto;

          Whereas, the Holders, as the sole members of U.S. Audiotex, LLC, have entered into an agreement dated June 30, 1999, a copy of which is attached hereto as Exhibit B (the "June Agreement"), with respect to certain material issues pertaining to an initial public offering of the Common Stock of the Company, including the formation and management of the Company;

          Whereas, Audiotex and Imperial each desire to enter into this Agreement with the Company for the purpose of regulating certain aspects of the relationships among Audiotex and Imperial with respect to the Company;

          Now, Therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1.  Definitions.

          "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Board of Directors" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

          "Capital Stock" shall mean, as to any Person, its common stock (or other equity interests, the holders of which are entitled, in the absence of contingencies, to participate generally in the election of directors or other members of such Person's governing body) and any other Capital Stock of such Person authorized from time to time.

          "Director" shall mean a member of the Board of Directors.

          "Law" means any applicable statute, law, ordinance, rule, regulation, judgment, decree, order or declaration of or by any governmental or regulatory authority or instrumentality
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(including, without limitation, any court, administrative agency, commission, tribunal, arbitrator or self-regulatory organization) domestic or foreign.

          "Organizational Documents" shall mean the bylaws, certificate of incorporation, or other constituent documents of the Company, as the same may be amended from time to time as provided herein.

          "Permitted Transferee" shall mean any corporation, partnership or other entity all of the outstanding capital stock or other equity interests of which are owned by the transferor; provided, however, that no Person shall be a
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Permitted Transferee unless (i) such Person agrees in writing to be bound by all of the provisions of this Agreement applicable to the transferor and (ii) the transfer to such Person is in compliance with all applicable Laws.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity of whatever nature.

          "Public Offering" means an underwritten public offering of shares of Capital Stock by the Company to the general public pursuant to applicable Law.

          "Shares" shall mean any shares of Capital Stock of the Company held at any time by any Stockholder .

          "Stockholder" shall mean any Person that is a party hereto who holds Shares.

          SECTION 2.  Actions Requiring Unanimous Stockholders' Consent.

          The following actions shall require the unanimous approval of the
Holders:

          (a) any (i) amendment to this Agreement, (ii) recapitalization, reorganization, liquidation or dissolution of the Company or (iii) merger or other business combination involving the Company and any other Person;

          (b) any transaction by the Company with any officer, director, Affiliate (other than the Company) (i) outside the ordinary course of business or (ii) other than on an arm's-length basis.

          SECTION 3.  Legends.

          3.1. General. Each of the Stockholders agrees that substantially the following legends shall be placed on the certificates representing any Shares owned by them:

          (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER STATE OR U.S. FEDERAL SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED,
               EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR
               OTHERWISE DISPOSED OF OR

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               ENCUMBERED, NOR MAY THESE SECURITIES BE TRANSFERRED ON
               THE BOOKS OF THE COMPANY IN THE ABSENCE OF SUCH
               REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND IS OTHERWISE RESTRICTED BY THE PROVISIONS OF, APPLICABLE LAW AND THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 24, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THIS COMPANY.

          3.2. Amendments to Agreement. Each of the Holders further agrees that references in the legend set forth in Section 3.1(b) to a "Stockholders Agreement dated as of August 24, 1999," shall refer to this Agreement as amended pursuant to the terms hereof. Legends on any certificates issued after the date hereof may be modified to reflect any such amendments.

          3.3. Termination of Legends. The legend requirement set forth in
Section 3.1(a) shall terminate as to any Shares (i) when and so long as such Shares shall have been registered in accordance with applicable Law or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with applicable Law; provided, that, unless and until terminated pursuant to this
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Section 3.3, the legend requirement set forth in Section 3.1(a) shall survive the termination of this Agreement. The legend requirement set forth in Section 3.1(b) shall terminate as to any Shares (i) when and so long as such Shares shall have been registered in accordance with applicable Law or (ii) upon termination of this Agreement. Whenever the legend requirements imposed by
Section 3 hereof shall terminate, as hereinabove provided, the holder of such Shares shall be entitled to receive from the Company, at the expense of the Company, a new certificate bearing no legends in place of the restrictive legends set forth thereon.

          SECTION 4.  June Agreement.

          The provisions of the June Agreement shall be incorporated into and made a part of this Agreement and shall be binding upon each of the parties hereto.

          SECTION 5.  Stock Incentive Plan

          Referencing Sections 5, 6(c), 7 and 9 of the June Agreement, it is agreed that:

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          (a) The exercise price of the options for 5% ownership of the Company issued to the new CEO, Tom Evans, shall be the price specified in Mr. Evans' employment agreement (the "CEO Price").

          (b) The exercise price of the options for 2.5% ownership of the Company, which the parties originally agreed would vest upon formation of the Company, shall be the CEO Price. The parties now agree that these options will be granted upon formation of the Company, but will not vest until the earlier of
(i) consummation of the Company's initial public offering, or (ii) one (1) year from the date of filing of the Company's certificate of incorporation.

          (c) The exercise price of the options for 10.0% ownership of the Company allocated to attract new employees shall not be less than the CEO Price.

          (d) The exercise price of options granted to Outside Directors shall not be less than the initial public offering price of the common stock of the Company, as of the date of such grant. The parties now agree that, notwithstanding Section 9 of the June Agreement, "Outside Director" shall mean a director of the Company who is not an officer or employee of the Company, Imperial or Audiotex, or any affiliated companies thereof; provided, however,
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that George L. Graziadio, Jr. shall be deemed to be an Outside Director.

          SECTION 6.  Miscellaneous.

          6.1. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

          6.2. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

          6.3. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail or by telecopy transmission at the addresses and numbers set forth on Exhibit A hereto. All such notices and communications shall be deemed to have been given or made (i) when delivered by hand, (ii) one business day after being sent by overnight courier, or (iii) when telecopied, receipt acknowledged.

          6.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall (except as expressly provided in this Agreement) be assignable by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, a Stockholder may assign such Stockholder's rights, remedies, obligations and liabilities hereunder to a Permitted Transferee without obtaining the prior written consent specified in this Section 6.4.

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          6.5.   Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          6.6. Amendments. This Agreement may not be amended, modified or supplemented without the prior written consent of all the parties hereto.

          6.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          6.8. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of the Shares or any other change in the Company's capital structure, appropriate adjustments shall be made in the amounts and percentages specified in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          6.9. Termination. This Agreement shall terminate on the date on which a Public Offering of the Common Stock of the Company is consummated.

          6.10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

          6.11. Representations and Warranties. Each Stockholder party hereto represents and warrants as follows:

          (a) The person executing and delivering this Agreement on behalf of such Stockholder is duly authorized to execute and deliver this Agreement on behalf of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

          (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by it of its obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement or instrument to which such Stockholder is a party or which is binding on such Stockholder or the assets of such Stockholder, and will not result in the creation of any lien on, or security interest in, any of the assets of such Stockholder.

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          (c)  It has good and marketable title to any Shares held by it immediately prior to the date of this Agreement, free and clear of any claims, liens, encumbrances or security interests whatsoever.

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          In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

                                             U.S. Audiotex Corporation

                                             By: /s/ Brian Nocco
                                                 _______________________________
                                                 Name: Brian Nocco
                                                 Title: Chief Executive

                                             Imperial Bank

                                             By: /s/ Brian Nocco
                                                 _______________________________
                                                 Name: Brian Nocco
                                                 Title: Executive Vice President

                                             U.S. Audiotex, Inc.

                                             By: /s/ Kenneth Stern
                                                 _______________________________
                                                 Name: Kenneth Stern
                                                 Title: President



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